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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-91464, 333-84720, 333-59248, 333-43160,
333-86649, 333-65051, 333-44265, 333-38025, and 033-94138) and Form S-3 (No.
333-84430) of Harmonic Inc. of our report dated January 22, 2003, except as to
Note 18, which is dated as of March 28, 2003, relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.



/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------
PRICEWATERHOUSECOOPERS LLP

San Jose, CA
March 28, 2003